Exhibit 5.1

September 23, 2022

To: MediWound Ltd. 42 Hayarkon Street Yavne, 8122745 Israel

Re: Offering of Ordinary Shares Via Prospectus Supplement

Ladies and Gentlemen:

We have acted as Israeli counsel for MediWound Ltd., an Israeli company (the “Company”), in connection with the offer, issuance and sale (collectively, the “Offering”) by the Company of 7,575,513 ordinary shares, par value NIS 0.01 per share (each, an “Ordinary Share”) (such 7,575,513 Ordinary Shares collectively, the “Shares”) directly to various purchasers (each, a “Purchaser” and, collectively, the “Purchasers”) through H.C. Wainwright & Co., LLC (the “Placement Agent”), as placement agent.  The Offering is being made pursuant to a Securities Purchase Agreement dated September 22, 2022, by and between the Company and the Purchasers (the “Securities Purchase Agreement”), and pursuant to the Registration Statement (as defined below).

The Offering is being registered under the Company’s registration statement on Form F-3 (File No. 333-265203) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on May 25, 2022, including the prospectus contained therein, as supplemented by the prospectus supplement dated September 22, 2022 (the “Prospectus Supplement”).

Concurrently with the Offering, the Company is also issuing, in a private placement exempt from registration under the Securities  Act, Series A ordinary share warrants to purchase up to an aggregate of 7,575,513 Ordinary Shares (the “Warrants”). The Warrants will be exercisable only upon the approval by the Company’s shareholders of an amendment to the Company’s articles of association of the Company, as amended and as currently in effect (the “Articles”) to increase the number of authorized Ordinary Shares.

This opinion letter is rendered in connection with the Offering, pursuant to Items 601(b)(5) and (b)(23) of Regulation S-K promulgated under the Securities Act.

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Prospectus Supplement; (iii) the Articles; (iv) the form of Warrant; (v) resolutions of the board of directors of the Company that relate to the Registration Statement, the Prospectus Supplement and the actions to be taken in connection with the Offering; and (vi) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.  We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents.  As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized, and, upon payment to the Company of the consideration per Share in such amount as is set forth in the Securities Purchase Agreement, and when issued and sold in the Offering as described in the Registration Statement (including the Prospectus Supplement), such Shares will be validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction.  This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement (as an exhibit to a Report of Foreign Private Issuer on Form 6-K that is incorporated by reference in the Registration Statement) and to the reference to our firm appearing under the caption “Legal Matters” and “Enforceability of Civil Liabilities” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the date of the Prospectus Supplement that may alter, affect or modify the opinions expressed herein.

Very truly yours, Meitar | Law Offices